Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Jones Lang LaSalle Income Property Trust, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading ‘Experts’ in the prospectus.

/s/ KPMG, LLP

Chicago, Illinois
April 5, 2021